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                             Verizon Delaware Inc.

                                                                      EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                       Three Months Ended
(Dollars in Thousands)                                                                   March 31, 2002
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
Income before provision for income taxes and extraordinary item                                  $ 25,054
Dividends received from equity affiliate                                                                2
Interest expense                                                                                    2,578
Portion of rent expense representing interest                                                       1,123
Amortization of capitalized interest                                                                  108
                                                                                    -------------------------

Earnings, as adjusted                                                                            $ 28,865
                                                                                    =========================

Fixed charges:
Interest expense                                                                                  $ 2,578
Portion of rent expense representing interest                                                       1,123
Capitalized interest                                                                                  110
                                                                                    -------------------------

Fixed Charges                                                                                      $3,811
                                                                                    =========================

Ratio of Earnings to Fixed Charges                                                                   7.57
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